UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

Dana Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

Dana previously announced it will participate in the 2016 Deutsche Bank Global Auto Industry Conference in Detroit, Michigan on January 12, 2016. President and Chief Executive Officer James Kamsickas and Interim Chief Financial Officer Rod Filcek will provide a brief overview of the company and answer questions for approximately 40 minutes, beginning at 2:20 p.m. EST.

A copy of the press release announcing Dana’s preliminary 2015 financial results and 2016 guidance is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Information on accessing a live webcast will be posted to Dana’s Investor website (www.dana.com/investors) prior to the event. In addition, the audio replay will be available the next business day via the Dana Investor website. A copy of the presentation slides, which will be discussed at the conference, is attached hereto as Exhibit 99.2.

The information in this item (including Exhibit 99.2 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following items are filed and furnished with this report.

Exhibit No.	Description

99.1	Dana Holding Corporation News Release dated January 12, 2016

99.2	Deutsche Bank Global Auto Industry Conference Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION

Date: January 12, 2016	By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Dana Holding Corporation News Release dated January 12, 2016

99.2	Deutsche Bank Global Auto Industry Conference Presentation Slides

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